UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 22, 2016

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 5.02(b) is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On December 22, 2016, Roger C. Colman, a director of Interleukin Genetics, Inc. (the “Company”), informed the Company that he was resigning as a director effective as of the close of business on December 30, 2016. Pursuant to the terms of the Securities Purchase Agreement, dated July 29, 2016, by and among the Company and the investors identified on Schedule I thereto (the “Agreement”), Mr. Colman served as a director designated by Pyxis Innovations, Inc. (“Pyxis”). Mr. Colman informed the Company that he was retiring from Pyxis and was also resigning as a director of the Company. Under the terms of the Agreement, Pyxis has the right to appoint a successor to replace Mr. Colman as its designee to the Board. Pyxis has, however, irrevocably waived its right under the Agreement to designate this representative to be nominated for election to the Board and to replace any such designated Board member in the event such Board member ceases to serve as a director for any reason. Pyxis retains the right under the Agreement to appoint one other board member (currently Joseph Landstra).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: December 23, 2016	/s/ Mark B. Carbeau
Mark B. Carbeau
Chief Executive Officer